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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 2001 included in Aronex Pharmaceuticals, Inc.'s Form 10-K for the year ended December 31, 2000, which includes an explanatory paragraph that describes an accounting change discussed in Note 2 to the financial statements.


ARTHUR ANDERSEN LLP



Houston, Texas
April 6, 2001